EXHIBIT 23



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ACCOUNTANTS                             Vancouver, BC V6Z 2W2
MACKAY LLP                              Tel: 604-687-4511             MACKAY.CA
                                        Fax: 604-687-5617
                                        Toll Free: 1-800-351-0426
                                        www.MacKayLLP.ca



VIA EMAIL:        csdc@rcigroup.com

August 19, 2002
                                                          Our file No. 80400779
                                                          ---------------------

Mr. Ian Stuart
Mr. Riz Alikhan
New Millennium Development Group Inc.
(formerly Whatsupmusic.com Inc.)
1200 - 1090 West Pender Street
Vancouver BC V6E 2N7


Dear Sirs:

         RE: INTERIM QUARTERLY FINANCIAL STATEMENTS FOR NEW MILLENNIUM DEVELOPMENT GROUP INC. (FORMERLY WHATSUPMUSIC.COM)

We have performed a limited review of the interim financial statements of the Company for the quarter ended June 30, 2002. Our limited review was solely to conform to the US Securities Exchange Commission Item 310(b) of Regulation S-B and should not be used or referred to for any other purpose.

We have not issued a report for the limited review. If, in any filing with the SEC, the company states that the interim financial statements have been reviewed by an independent public accountant, a report must be filed with the interim financial statements.

Pursuant to our discussions with Mr. Cyrus Driver, we understand this satisfies your requirements, if you require further clarification or require further information, please do not hesitate to contact our office.

Yours truly,
MACKAY LLP

"Sean Gilbert"

Sean Gilbert, CA
Partner

cc. Cyrus Driver - Driver Anderson